LIONBRIDGE REPORTS Q3 REVENUE OF $112.1 MILLION, GAAP EPS OF $0.07 AND NON-GAAP EPS
OF $0.11; STRONG QUARTERLY CASH FLOW FROM OPERATIONS OF $13.0 MILLION

Announces $18 Million Share Repurchase Program and Provides Positive Outlook for Ongoing
Revenue Growth and Operating Profit Acceleration in FY 2013

WALTHAM, Mass. – November 07, 2012 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended September 30, 2012. Financial and business highlights for the third quarter include:

•	Revenue of $112.1 million, an increase of $4.5 million or 4% from the quarter ended September 30, 2011. In constant currency with Q3 of 2011, the Company’s revenue grew $8.7 million or 8% year-on-year.

•	Q3 GAAP net income of $4.1 million, or $0.07 per share based on 61.5 million fully diluted weighted average common shares outstanding.

•	Q3 Non-GAAP adjusted earnings of $6.5 million or $0.11 per diluted share. The Company defines non-GAAP adjusted earnings as net income excluding merger, restructuring and related costs, asset impairment costs, stock-based compensation, and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $13.0 million during the quarter.

•	An ending cash balance of $27.7 million. During the quarter the Company paid down $4.0 million of debt.

Lionbridge recently secured several new client programs, including engagements with a global leader in entertainment technologies, a manufacturer of commercial vehicles and engines and a leading banking and payment services company.

For the first nine months ended September 30, 2012 the Company reported revenue of $343.4 million, an increase of $22.9 million or 7% from the first nine months of 2011. In constant currency with the first nine months of FY 2011, the Company’s revenue grew $32.2 million or 10% year-on-year.

Year to date GAAP net income for the period ended September 30, 2012 was $8.3 million or $0.14 per diluted share, an increase of $9.6 million or $0.16 per diluted share from the first nine months of 2011.

“The third quarter marked another positive quarter of revenue and earnings momentum.  Our strategy for growth continues to show positive results despite pockets of uncertainty in the technology sector.  Our new offerings and new verticals are enabling us to expand our value across our clients’ global customer experience,” said Rory Cowan, CEO, Lionbridge.  “With our growing base of recurring revenue and our efficient cost platform we are growing our business and increasing profitability.  As a result, we are confident in our opportunities for revenue and profit expansion in 2013 and beyond.”
Separately the Company announced today that its Board of Directors has authorized a share repurchase program allowing the Company to repurchase up to $18 million of the Company’s common stock.

“The investments we’ve made during the past 12 months are enabling us to expand our business across end markets,” continued Cowan. “The authorization of the share repurchase program underscores our confidence in our near and long-term opportunities for growth.”

The Company provided updated revenue expectations for the fourth quarter with estimated revenue of $112-$115 million.

The Company provided a preliminary outlook for FY 2013 with estimated revenue growth of 6-10% compared to expected FY 2012 and significant growth in income from operations.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live online.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share, are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. “Adjusted earnings” and “Adjusted Earnings Per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings and adjusted earnings per share are net income and net income per share, respectively, and has provided a reconciliation of adjusted earnings and adjusted earnings per share to net income (loss) at the end of this release.

In addition, the Company presented revenue in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect of currency fluctuations is excluded by translating the applicable period’s local currency revenue into U.S. dollars using the average local currency exchange rates that were in effect during the applicable prior period of comparison. Constant currency revenue is a Non-GAAP financial measure and should not be viewed as alternative to GAAP revenue. Management reviews and analyzes revenue excluding the effect of foreign currency translation because it believes this better represents the Company’s underlying business trends.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries. To learn more, visit http://www.lionbridge.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and operating profit (income from operations) growth and outlook, and the momentum, pace and strengthening of such growth, of Lionbridge in Q4 2012 and FY 2013. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; Lionbridge’s ability to broaden its client base; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings, including Translation Workspace and GeoFluent; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures; risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements of real-time machine translation technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate Productive Resources, LLC and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. In addition, there are risks and uncertainties related to the share repurchase program, including the availability of sufficient shares at appropriate prices, the development of alternative uses for the Company’s funds, and changes in market and other conditions. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended		Nine months Ended
	September 30,		September 30,

	2012	2011	2012	2011

Revenue......................................................	$112,070	$107,574	$343,355	$320,471
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below) ........................	76,176	73,662	234,922	224,206
Sales and marketing.......................................	7,913	7,976	25,052	24,955
General and administrative...........................	18,990	19,438	57,670	56,720
Research and development..............................	1,358	1,383	4,106	4,297
Depreciation and amortization........................	1,588	1,615	4,921	4,341
Amortization of acquisition-related intangible assets	675	583	1,700	1,749
Restructuring, impairment, and other charges......	241	556	7,244	3,302

Total operating expenses........................	106,941	105,213	335,615	319,570

Income from operations.......................................	5,129	2,361	7,740	901
Interest expense:
Interest on outstanding debt...........................	171	192	543	526
Amortization of deferred financing costs............	24	25	74	75
Interest income.................................................	20	17	58	49
Other expense (income), net.................................	165	(231)	805	650

Income (loss) before income taxes..............................	4,789	2,392	6,376	(301)
Provision for (Benefit from) income taxes.....................	700	(23)	(1,904)	1,008

Net income (loss) ..............................................	$4,089	$2,415	$8,280	$(1,309)

Net income (loss) per share of common stock:
Basic.......................................	$0.07	$0.04	$0.14	$(0.02)
Diluted.......................................	$0.07	$0.04	$0.14	$(0.02)
Weighted average number of common shares outstanding:
Basic.......................................	59,336	58,012	58,934	57,791
Diluted.......................................	61,537	59,585	60,596	57,791

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	September 30,	December 31,
	2012	2011

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents..........................................................	$27,730	$25,219
Accounts receivable, net of allowance of $500 at September 30, 2012 and December 31, 2011...................................................	63,223	58,413
Unbilled receivables...................................................	24,596	20,665
Other current assets...................................................	11,795	9,120

Total current assets...................................................	127,344	113,417
Property and equipment, net...................................................	18,052	21,725
Assets held for sale................................................................	664	0
Goodwill...............................................................................	15,209	9,675
Acquisition-related intangible assets, net................................................	13,056	7,256
Other assets..............................................................................	8,408	5,674

Total assets...................................................................	$182,733	$157,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable............................................................	$19,965	$19,347
Accrued compensation and benefits.......................................	19,822	15,696
Other accrued expenses and other current liabilities........................	25,946	21,802
Deferred revenue................................................................	8,597	11,057

Total current liabilities.................................................	74,330	67,902

Long-term debt..............................................................................	26,700	24,700
Deferred income taxes, long-term.........................................................	3,814	641
Other long-term liabilities..................................................................	13,771	13,212

Total stockholders’ equity.......................................	64,118	51,292

Total liabilities and stockholders’ equity.................................	$182,733	$157,747

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
Comparison to Three and Nine Months Ended September 30, 2011

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income (loss) .........................................................	$4,089	$2,415	$8,280	$(1,309)
Amortization of acquisition-related intangible assets...................	675	583	1,700	1,749
Stock-based compensation.......................................	1,540	1,736	4,339	4,215
Restructuring and acquisition related charges...........................	171	556	3,007	3,302
Asset impairment......................................................	70	0	4,237	0

Adjusted earnings................................................	$6,545	$5,290	$21,563	$7,957

Fully diluted weighted average number of common shares outstanding	61,537	59,585	60,596	59,534
Adjusted EPS	$0.11	$0.09	$0.36	$0.13

Contact:
Sara Buda
Lionbridge Technologies, Inc.
(781) 434-6190
sara.buda@lionbridge.com